The Ensign Group Reports Fourth Quarter and Fiscal Year 2022 Results;
Issues 2023 Guidance

Conference Call and Webcast scheduled for tomorrow, February 3, 2023 at 10:00 am PT

SAN JUAN CAPISTRANO, California – February 2, 2023 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign (TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced record operating results for the quarter and year ended December 31, 2022, reporting GAAP diluted earnings per share of $1.06 and $3.95 for the quarter and year, respectively. Ensign also reported adjusted earnings per share2 of $1.10 for the quarter and $4.14 for the year.

Highlights Include:

▪GAAP diluted earnings per share for the year was $3.95 and adjusted diluted earnings per share(1) for the year was $4.14, an increase of 13.7% over the prior year.

▪GAAP diluted earnings per share for the quarter was $1.06, an increase of 23.3%, and adjusted diluted earnings per share(1) was $1.10, an increase of 13.4%, both over the prior year quarter.

▪Consolidated GAAP revenues for the year were $3.025 billion, an increase of $398.5 million or 15.1% over the prior year.

▪Total skilled services(2) revenue was $2.9 billion for the year, an increase of 15.2% over the prior year, and was $777.6 million for the quarter, an increase of 16.5% over the prior year quarter.

▪Same store and transitioning occupancy increased by 2.9% and 4.3%, respectively, over the prior year quarter and increased by 1.0% and 0.8%, respectively, sequentially over the third quarter.

▪Standard Bearer(2) revenue was $19.4 million for the quarter, an increase of 26.0% from prior year quarter, and $72.9 million for the year, an increase of 25.5% from prior year. FFO was $13.0 million for the quarter and $49.5 million for the year.

▪GAAP net income was $60.5 million and adjusted net income(1) was $62.7 million for the quarter, an increase of 24.1% and 14.1%, respectively, over the prior year quarter.

▪GAAP net income was $224.7 million and adjusted net income(1) was $235.7 million for the year, an increase of 15.4% and 13.8%, respectively, over the prior year.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-K.

Operating Results

“We were pleased to announce another record quarter. These results demonstrate yet again that our local leaders and their teams continue to be the examples of post-acute excellence as they wade through the evolving landscape in each of their markets,” said Barry Port, Ensign’s Chief Executive Officer. “Remarkably, we saw continued improvement in occupancies, skilled revenue and managed care revenues. We were particularly pleased that we achieved sequential growth in overall occupancy for the eighth consecutive quarter, with same store and transitioning operations increasing by 2.9% and 4.3%, respectively, over the prior year quarter. As of the end of the quarter, our same store occupancy reached 77.8% and we continue to get closer and closer to our pre-Covid occupancy levels, which was at 80.1% in March 2020. We are amazed by the commitment of our caregivers and their continued endurance and strength,” Port added.

Port noted that the Company has also made progress in improving our skilled mix, noting that during the quarter, same store operations grew their skilled mix revenue by 9.1% over the prior year quarter. “When compared to pre-Covid levels, our skilled mix has remained elevated, showing just how important high-quality post-acute services are within the continuum of care. We’ve always been confident that our skilled mix would continue to be strong, but we are very pleased to see continuous fundamental growth in skilled mix, which is not being driven by Covid, as it demonstrates the increasing and sustainable demand for skilled post-acute services. We are excited about the upcoming year and are confident that our partners will continue to manage and innovate through all the lingering challenges on the labor front. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to have another outstanding year in 2023,” he added.

Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President pointed to the Company’s recent acquisitions, noting that the organization remains poised to continue to take advantage of an attractive acquisition environment. “As we expected, we continued to add to our growing portfolio and are very excited about the 12 new operations we added during the quarter. In addition, we also completed the previously announced acquisition of 20 skilled nursing operations in the state of California, 17 of which we will operate, that were previously operated by North American Healthcare. The real estate for these California operations is all owned by Sabra Health Care REIT, Inc. and have been added to our long-term triple net master lease with them. As we said when we announced this transaction last November, we are honored that Sabra will be entrusting us with this portfolio and are very excited to expand our growing relationship with them. Each operation is a perfect fit with our existing footprint in some of our strongest and most mature markets, while also allowing us to move into the Bay Area. These operations are coming to us with a solid foundation of clinical and operational strength, and when combined with an infusion of Ensign’s cultural and operational principles, we are confident that these operations will thrive and become solid contributors to each of their markets and clusters over time,” Keetch said.

Mr. Port, stated, “We are very humbled by what we were able to accomplish in 2022 while dealing with so many unusual challenges, but we also know we can still be so much better and are excited about the enormous potential within our portfolio as we continue to apply our proven locally-driven healthcare model. We are issuing our annual 2023 earnings guidance of $4.60 to $4.74 per diluted share and annual revenue guidance of $3.55 billion to $3.62 billion. The midpoint of this 2023 earnings guidance represents an increase of 12.8% over our 2022 results and is 28.3% higher than our 2021 results.”

Speaking to the Company’s financial health, Ms. Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the company’s liquidity remains strong with approximately $316.3 million of cash on hand and $593.3 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.7 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, management’s current expectations regarding reimbursement rates and recovery of the COVID-19 pandemic. It also excludes one-time charges, acquisition-related costs and amortization costs related to intangible assets acquired and share-based compensation.”

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, FFO for our real estate segment, as well as, a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the period ended December 31, 2022 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity, noting that the growth took place in some of the Company’s most mature markets. He noted that during the quarter the Company added three skilled nursing operations in South Carolina, one skilled nursing operation in Arizona, six skilled nursing operations in Texas and two skilled nursing operations in Colorado, totaling an additional 1,505 new operational beds. In addition, on February 1, 2023, Ensign-affiliates added 17 new operations, adding 1,462 operational beds to Ensign’s portfolio. “As we evaluate growth from last year and since, including the recent California acquisition, totaled 46 new operations, we can see that our discipline is paying off. While we expect the pace of closings to slow for the coming months, we continue to see a wide range of large, medium-sized and small portfolios and expect to continue to see attractive opportunities in 2023, but as we’ve said before, we will continue to stay true to our strategy of disciplined growth,” he added.

The recent acquisitions include the following operations:

•Brodie Ranch Nursing and Rehabilitation, a 120-bed skilled nursing facility in Austin, Texas;

•Onion Creek Nursing and Rehabilitation Center, a 125-bed skilled nursing facility in Austin, Texas;

•Riverside Nursing and Rehabilitation Center, a 122-bed skilled nursing facility in Austin, Texas;

•West Oaks Nursing and Rehabilitation Center, a 125-bed skilled nursing facility in Austin, Texas;

•Lakeside Nursing and Rehabilitation Center, a 118-bed skilled nursing facility in San Antonio, Texas;

•Mystic Park Nursing and Rehabilitation Center, a 119-bed skilled nursing facility in San Antonio, Texas;

•Brighton Care Center, a 108-bed skilled nursing facility located in Brighton, Colorado;

•Malley Transitional Care Center, a 162-bed skilled nursing facility located in Northglenn, Colorado

•Oak Harbor Healthcare, a 132-bed skilled nursing facility in Mount Pleasant, South Carolina;

•Oak View Health and Rehabilitation, a 190-bed skilled nursing facility in Conway, South Carolina;

•Lila Doyle Post Acute, a 120-bed skilled nursing facility located in Seneca, South Carolina;

•Fountain Hills Post Acute, a 64-bed skilled nursing facility in Fountain Hills, Arizona;

•Alamitos Belmont Health and Rehabilitation, a 94-bed skilled nursing facility located in Long Beach, California;

•Beachside Nursing Center, a 59-bed skilled nursing facility located in Huntington Beach, California;

•Broadway by the Sea, a 95-bed skilled nursing facility located in Long Beach, California;

•Chatsworth Park Health Care Center, a 128-bed skilled nursing facility located in Chatsworth, California;

•Coventry Court Health Center, a 95-bed skilled nursing facility located in Anaheim, California;

•Danville Post Acute Rehabilitation, a 49-bed skilled nursing facility located in Danville, California;

•Edgewater Skilled Nursing Center, an 81-bed skilled nursing facility located in Long Beach, California;

•Fairfield Post Acute Rehabilitation, a 99-bed skilled nursing facility located in Fairfield, California;

•Fairmont Rehabilitation Hospital, a 59-bed skilled nursing facility located in Lodi, California;

•Garden View Post Acute Rehabilitation, a 97-bed skilled nursing facility located in Baldwin Park, California;

•Grand Terrace Health Care Center, a 59-bed skilled nursing facility located in Grand Terrace, California;

•Lake Balboa Care Center, a 50-bed skilled nursing facility located in Van Nuys, California;

•Lomita Post Acute Care Center, a 68-bed skilled nursing facility located in Lomita, California;

•New Orange Hills, a 143-bed skilled nursing facility located in Orange, California;

•Pacifica Nursing and Rehabilitation Center, a 68-bed skilled nursing facility located in Pacifica, California;

•Palm Terrace Care Center, a 70-bed skilled nursing facility located in Riverside, California; and

•Ramona Nursing and Rehabilitation Center, a 148-bed skilled nursing facility located in Danville, California.

In total, these additions bring Ensign's growing portfolio to 288 healthcare operations, 26 of which also include senior living operations, across thirteen states. Ensign now owns 108 real estate assets, 79 of which it operates. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring the real estate and that the Company is actively looking for performing and underperforming operations in several states.

Standard Bearer also announced the following real estate acquisitions, all of which are operated by an independent operating subsidiary of Ensign, during the quarter:

•Fountain Hills Post Acute, a 64-bed skilled nursing facility in Fountain Hills, Arizona; and

•Lila Doyle Post Acute, a 120-bed skilled nursing facility located in Seneca, South Carolina.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 103 properties owned by the Company and leased to 75 affiliated skilled nursing and senior living operations and 29 senior living operations that are leased to The Pennant Group, Inc. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $19.4 million for the quarter, of which $15.6 million was derived from Ensign affiliated operations. Also, for the quarter, Standard Bearer reported $13.0 million in FFO.

The Company paid a quarterly cash dividend of $0.0575 per share of Ensign common stock. Keetch noted that the Company’s liquidity remains strong and that the Company plans to continue its 20-year history of paying dividends into the future.

Conference Call

A live webcast will be held Thursday, February 3, 2023 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fourth quarter of 2022 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, March 3, 2023.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 288 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations in 2023 continue to be impacted by the COVID-19 pandemic. Because of the unprecedented nature of the pandemic, we are unable to predict the full extent and duration of the financial impact of COVID-19 on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(In thousands, except per share data)
REVENUE
Service revenue	$805,325	$688,994	$3,008,711	$2,611,476
Rental revenue	4,207	4,148	16,757	15,985
TOTAL REVENUE	$809,532	$693,142	$3,025,468	$2,627,461
Expense:
Cost of services	633,529	535,063	2,354,434	2,019,879
Rent—cost of services	41,152	35,837	153,049	139,371
General and administrative expense	42,775	42,026	158,805	151,761
Depreciation and amortization	16,880	14,602	62,355	55,985
TOTAL EXPENSES	$734,336	$627,528	$2,728,643	$2,366,996
Income from operations	75,196	65,614	296,825	260,465
Other (expense) income:
Interest expense	(2,067)	(1,865)	(8,931)	(6,849)
Other income	4,322	2,271	1,195	4,388
Other income (expense), net	$2,255	$406	$(7,736)	$(2,461)
Income before provision for income taxes	77,451	66,020	289,089	258,004
Provision for income taxes	16,932	17,059	64,437	60,279
NET INCOME	$60,519	$48,961	$224,652	$197,725
Less: net income (loss) attributable to noncontrolling interests	48	221	(29)	3,073
Net income attributable to The Ensign Group, Inc.	$60,471	$48,740	$224,681	$194,652

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.10	$0.89	$4.09	$3.57
Diluted	$1.06	$0.86	$3.95	$3.42
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	55,087	54,653	54,887	54,486
Diluted	56,973	56,839	56,871	56,925

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2022	2021

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$316,270	$262,201
Accounts receivable—less allowance for doubtful accounts of $7,802 and $11,213 at December 31, 2022 and 2021, respectively	408,432	328,731
Investments—current	15,441	13,763
Prepaid income taxes	4,643	5,452
Prepaid expenses and other current assets	36,339	29,562
Total current assets	781,125	639,709
Property and equipment, net	992,010	888,434
Right-of-use assets	1,450,995	1,138,872
Insurance subsidiary deposits and investments	67,652	54,097
Deferred tax assets	39,643	33,147
Restricted and other assets	37,291	29,516
Intangible assets, net	2,465	2,652
Goodwill	76,869	60,469
Other indefinite-lived intangibles	3,972	3,727
TOTAL ASSETS	$3,452,022	$2,850,623
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$77,087	$58,116
Accrued wages and related liabilities	289,810	278,770
Lease liabilities—current	65,796	52,181
Accrued self-insurance liabilities—current	48,187	40,831
Other accrued liabilities	97,309	89,410
Current maturities of long-term debt	3,883	3,760
Total current liabilities	582,072	523,068
Long-term debt—less current maturities	149,269	152,883
Long-term lease liabilities—less current portion	1,355,113	1,056,515
Accrued self-insurance liabilities—less current portion	83,495	69,308
Other long-term liabilities	33,273	27,135
Total equity	1,248,800	1,021,714
TOTAL LIABILITIES AND EQUITY	$3,452,022	$2,850,623

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2022	2021

NET CASH PROVIDED BY/(USED IN):	(In thousands)
Operating activities	$272,513	$275,684
Investing activities	(186,182)	(173,907)
Financing activities	(32,262)	(76,138)
Net increase in cash and cash equivalents	54,069	25,639
Cash and cash equivalents beginning of period	262,201	236,562
Cash and cash equivalents at end of period	$316,270	$262,201

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to The Ensign Group, Inc.	$60,471	$48,740	$224,681	$194,652
Non-GAAP adjustments
Stock-based compensation expense(a)	6,039	4,909	22,720	18,678
Results related to operations not at full capacity(b)	—	—	—	657
Other income - gain on sale of a business	—	(902)	—	(902)
Cost of services - gain on sale of assets and business interruption recoveries	(913)	(1,825)	(4,380)	(2,365)
Cost of services - legal finding(c)	68	—	4,280	—
Interest expense - write off deferred financing fees(d)	—	—	566	—
Cost of services - acquisition related costs(e)	253	50	669	384
Depreciation and amortization - patient base(f)	107	—	320	42
General and administrative - real estate transactions and other related costs(g)	—	5,232	—	5,689
General and administrative - costs incurred related to new systems implementation(h)	682	69	1,072	186
Provision for income taxes on Non-GAAP adjustments(i)	(3,990)	(1,328)	(14,215)	(9,814)
Non-GAAP income	$62,717	$54,945	$235,713	$207,207

Average number of diluted shares outstanding	56,973	56,839	56,871	56,925

Diluted Earnings Per Share
Net income	$1.06	$0.86	$3.95	$3.42

Adjusted Diluted Earnings Per Share
Net Income	$1.10	$0.97	$4.14	$3.64

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cost of services	$3,959	$3,209	$14,897	$11,791
General and administrative	2,080	1,700	7,823	6,887
Total Non-GAAP adjustment	$6,039	$4,909	$22,720	$18,678

(b) Represents results to operations not at full capacity
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$—	$—	$—	$(456)
Cost of services	—	—	—	1,041
Rent	—	—	—	38
Depreciation and amortization	—	—	—	34
Total Non-GAAP adjustment	$—	$—	$—	$657

(c) Legal finding against our non-emergent transportation subsidiary.
(d) Represents the write off of deferred financing fees associated with the amendment of the credit facility.
(e) Represents costs incurred to acquire operations that are not capitalizable.
(f) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(g) Real estate transactions and other related costs include costs incurred related to the formation of Standard Bearer and other real estate related activities.
(h) Represents system implementation costs that are not capitalizable.
(i) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Consolidated Statements of Income Data:
Net income	$60,519	$48,961	$224,652	$197,725
Less: net income (loss) attributable to noncontrolling interests	48	221	(29)	3,073
Add: Other (income) expense, net	(2,255)	(406)	7,736	2,461
Provision for income taxes	16,932	17,059	64,437	60,279
Depreciation and amortization	16,880	14,602	62,355	55,985
EBITDA	$92,028	$79,995	$359,209	$313,377
Adjustments to EBITDA:
Stock-based compensation expense	6,039	4,909	22,720	18,678
Real estate transactions and other related costs(a)	—	5,232	—	5,689
Legal finding(b)	68	—	4,280	—
Gain on sale of assets and business interruptions recoveries	(913)	(1,825)	(4,380)	(2,365)
Results related to operations not at full capacity	—	—	—	585
Acquisition related costs(c)	253	50	669	384
Costs incurred related to new systems implementation	682	69	1,072	186
Rent related to items above	—	—	—	38
Adjusted EBITDA	$98,157	$88,430	$383,570	$336,572
Rent—cost of services	41,152	35,837	153,049	139,371
Less: rent related to items above	—	—	—	(38)
Adjusted rent	41,152	35,837	153,049	139,333
Adjusted EBITDAR	$139,309		$536,619

(a) Real estate transactions and other related costs include costs incurred related to the formation of Standard Bearer and other real estate related activities.
(b) Legal finding against our non-emergent transportation subsidiary.
(c) Costs incurred to acquire operations that are not capitalizable.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2022	2021	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$777,648	$667,241	$110,407	16.5%
Number of facilities at period end	234	211	23	10.9%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	1,956,091	1,703,536	252,555	14.8%
Occupancy percentage — Operational beds	76.2%	73.9%		2.3%
Skilled mix by nursing days	30.9%	31.2%		(0.3)%
Skilled mix by nursing revenue	51.1%	51.9%		(0.8)%

	Three Months Ended December 31,
	2022	2021	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$574,790	$538,069	$36,721	6.8%
Number of facilities at period end	167	167	—	—%
Number of campuses at period end*	20	20	—	—%
Actual patient days	1,399,834	1,346,560	53,274	4.0%
Occupancy percentage — Operational beds	77.8%	74.9%		2.9%
Skilled mix by nursing days	33.6%	33.0%		0.6%
Skilled mix by nursing revenue	53.8%	53.7%		0.1%

	Three Months Ended December 31,
	2022	2021	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$97,615	$88,852	$8,763	9.9%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	5	5	—	—%
Actual patient days	258,891	244,892	13,999	5.7%
Occupancy percentage — Operational beds	76.8%	72.5%		4.3%
Skilled mix by nursing days	26.9%	26.0%		0.9%
Skilled mix by nursing revenue	46.5%	46.2%		0.3%

	Three Months Ended December 31,
	2022	2021	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$105,243	$40,320	$64,923	NM
Number of facilities at period end	40	17	23	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	297,366	112,084	185,282	NM
Occupancy percentage — Operational beds	69.2%	66.5%		NM
Skilled mix by nursing days	21.5%	20.5%		NM
Skilled mix by nursing revenue	40.3%	39.4%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In 2022, we converted three skilled nursing facilities into campuses.
(1)Same Facility results represent all facilities purchased prior to January 1, 2019.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2019 to December 31, 2020.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2021.

	Year Ended December 31,
	2022	2021	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$2,906,215	$2,523,234	$382,981	15.2%
Number of facilities at period end	234	211	23	10.9%
Number of campuses at period end*	26	25	1	4.0%
Actual patient days	7,243,781	6,478,810	764,971	11.8%
Occupancy percentage — Operational beds	75.3%	72.8%		2.5%
Skilled mix by nursing days	31.8%	31.7%		0.1%
Skilled mix by nursing revenue	52.0%	52.3%		(0.3)%

	Year Ended December 31,
	2022	2021	Change	% Change

SAME FACILITY RESULTS:(1)	(Dollars in thousands)
Skilled services revenue	$2,237,100	$2,084,537	$152,563	7.3%
Number of facilities at period end	167	167	—	—%
Number of campuses at period end*	20	20	—	—%
Actual patient days	5,450,136	5,269,464	180,672	3.4%
Occupancy percentage — Operational beds	76.4%	73.9%		2.5%
Skilled mix by nursing days	33.7%	33.1%		0.6%
Skilled mix by nursing revenue	53.9%	53.8%		0.1%

	Year Ended December 31,
	2022	2021	Change	% Change

TRANSITIONING FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$381,003	$336,338	$44,665	13.3%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	5	5	—	—%
Actual patient days	1,002,904	929,058	73,846	7.9%
Occupancy percentage — Operational beds	74.9%	69.4%		5.5%
Skilled mix by nursing days	27.5%	26.1%		1.4%
Skilled mix by nursing revenue	47.4%	46.3%		1.1%

	Year Ended December 31,
	2022	2021	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$288,112	$102,359	$185,753	NM
Number of facilities at period end	40	17	23	NM
Number of campuses at period end*	1	—	1	NM
Actual patient days	790,741	280,288	510,453	NM
Occupancy percentage — Operational beds	69.4%	66.2%		NM
Skilled mix by nursing days	23.5%	22.4%		NM
Skilled mix by nursing revenue	42.3%	42.3%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In 2022, we converted three skilled nursing facilities into campuses.
(1)Same Facility results represent all facilities purchased prior to January 1, 2019.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2019 to December 31, 2020.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2021.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$706.25	$692.56	$705.50	$687.81	$662.73	$680.84	$700.23	$691.26
Managed care	516.68	502.20	482.23	462.66	512.28	510.38	511.90	497.67
Other skilled	599.60	552.98	477.90	410.46	466.51	584.02	578.36	543.79
Total skilled revenue	607.32	587.87	581.83	564.77	586.96	613.80	602.22	586.23
Medicaid	265.52	252.94	248.79	232.41	240.97	243.48	258.91	249.01
Private and other payors	256.69	236.69	232.51	221.20	226.64	239.19	248.24	234.43
Total skilled nursing revenue	$379.38	$361.89	$336.38	$317.38	$313.89	$318.92	$363.73	$352.66
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) and other state relief funding and include sequestration reversal of 2% in 2021.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$693.31	$687.26	$690.20	$681.34	$675.96	$707.03	$691.25	$687.18
Managed care	513.80	503.36	476.71	463.89	502.48	510.88	508.53	498.97
Other skilled	582.84	543.06	461.46	411.41	477.86	558.26	563.56	534.40
Total skilled revenue	599.02	585.58	578.03	568.30	583.74	624.26	595.26	584.72
Medicaid	262.11	251.35	245.74	234.38	245.87	245.52	257.67	248.41
Private and other payors	254.06	238.33	230.40	227.98	235.50	251.92	248.54	237.21
Total skilled nursing revenue	$374.97	$360.80	$335.41	$320.95	$324.40	$330.88	$363.97	$353.79
(1) These rates exclude additional FMAP and other state relief funding and include sequestration reversal of 1% for the second quarter in 2022 and 2% for the first quarter of 2022 and the year ended December 31, 2021.
The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the quarter and years ended December 31, 2022 and 2021:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	25.2%	25.6%	25.3%	26.8%	24.7%	23.7%	25.1%	25.6%
Managed care	19.4	19.5	18.0	16.1	10.6	10.1	18.1	18.5
Other skilled	9.2	8.6	3.2	3.3	5.0	5.6	7.9	7.8
Skilled mix	53.8	53.7	46.5	46.2	40.3	39.4	51.1	51.9
Private and other payors	6.8	6.9	8.5	8.0	7.9	7.0	7.2	7.1
Medicaid	39.4	39.4	45.0	45.8	51.8	53.6	41.7	41.0
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	13.5%	13.4%	12.0%	12.4%	11.7%	11.1%	13.1%	13.1%
Managed care	14.3	14.1	12.5	11.0	6.5	6.3	12.9	13.1
Other skilled	5.8	5.5	2.4	2.6	3.3	3.1	4.9	5.0
Skilled mix	33.6	33.0	26.9	26.0	21.5	20.5	30.9	31.2
Private and other payors	10.2	10.7	12.2	11.5	11.0	9.2	10.5	10.7
Medicaid	56.2	56.3	60.9	62.5	67.5	70.3	58.6	58.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	25.6%	25.9%	27.2%	27.9%	24.4%	25.2%	25.7%	26.1%
Managed care	19.6	19.4	16.8	15.1	10.6	9.0	18.3	18.4
Other skilled	8.7	8.5	3.4	3.3	7.3	8.1	8.0	7.8
Skilled mix	53.9	53.8	47.4	46.3	42.3	42.3	52.0	52.3
Private and other payors	7.0	6.8	8.0	7.7	6.9	6.1	7.0	6.9
Medicaid	39.1	39.4	44.6	46.0	50.8	51.6	41.0	40.8
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2022	2021	2022	2021	2022	2021	2022	2021

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	13.9%	13.6%	13.2%	13.2%	11.7%	11.8%	13.5%	13.5%
Managed care	14.3	13.9	11.8	10.4	6.9	5.8	13.1	13.0
Other skilled	5.5	5.6	2.5	2.5	4.9	4.8	5.2	5.2
Skilled mix	33.7	33.1	27.5	26.1	23.5	22.4	31.8	31.7
Private and other payors	10.3	10.3	11.6	11.0	9.5	8.1	10.3	10.2
Medicaid	56.0	56.6	60.9	62.9	67.0	69.5	57.9	58.1
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods indicated:

	Three Months Ended December 31,
	2022		2021
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$320,065	39.7%	$272,639	39.6%
Medicare	222,151	27.6	190,132	27.6
Medicaid — skilled	54,523	6.8	44,729	6.5
Total Medicaid and Medicare	596,739	74.1	507,500	73.7
Managed care	136,674	17.0	120,503	17.5
Private and other(2)	71,912	8.9	60,991	8.8
SERVICE REVENUE	$805,325	100.0%	$688,994	100.0%
(1) Medicaid payor includes revenue generated from senior living operations and revenue related to FMAP and other COVID-19 related state funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

	Year Ended December 31,
	2022		2021
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,183,156	39.3%	$1,022,460	39.2%
Medicare	832,160	27.7	727,103	27.8
Medicaid — skilled	200,878	6.7	172,770	6.6
Total Medicaid and Medicare	2,216,194	73.7	1,922,333	73.6
Managed care	525,710	17.5	456,728	17.5
Private and other(2)	266,807	8.8	232,415	8.9
SERVICE REVENUE	$3,008,711	100.0%	$2,611,476	100.0%
(1) Medicaid payor includes revenue generated from senior living operations and revenue related to FMAP and other COVID-19 related state funding.
(2) Private and other payors also includes revenue from senior living operations and all payors generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Statements of Income Data:
Segment income(a)	$106,460	$100,234	$408,732	$373,603
Depreciation and amortization	8,813	7,788	33,224	30,681
EBITDA	$115,273	$108,022	$441,956	$404,284
Adjustments to EBITDA:
Business interruption recoveries	(913)	(1,825)	(913)	(1,825)
Stock-based compensation expense	3,823	3,102	14,394	11,401
ADJUSTED EBITDA	$118,183	$109,299	$455,437	$413,860

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
Standard Bearer
In conjunction with the formation Standard Bearer Healthcare REIT, Inc. (Standard Bearer) in January 2022, we revised our former real estate segment to include only real estate properties that are part of Standard Bearer. Segment information for the prior period has been recast to reflect the change of our segment structure. In addition, included in the results during the year ended December 31, 2022 are expenses incurred related to intercompany arrangements between Standard Bearer and its subsidiaries and certain subsidiaries of the Company that were entered into in 2022 and therefore are not reflected in the 2021 amounts.
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Rental revenue generated from third-party tenants	$3,790	$3,633	$14,970	$13,962
Rental revenue generated from Ensign affiliated operations	15,624	11,780	57,967	44,165
TOTAL RENTAL REVENUE	$19,414	$15,413	$72,937	$58,127
Segment income(a)	7,192	8,317	27,871	31,876
Depreciation and amortization	5,815	4,766	21,613	17,558
FFO(b)	$13,007	$13,083	$49,484	$49,434

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and insurance recoveries and charges from real estate. Included in Standard Bearer expenses for the quarter and year ended December 31, 2022 is management fee of $1.2 million and $4.4 million, respectively, and interest of $2.5 million and $8.6 million, respectively, from intercompany agreements between Standard Bearer and The Ensign Group, Inc. and other affiliated entities, including the Service Center, that were entered into in January 2022. These agreements were not in place in 2021, therefore no expense was recognized in 2021.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) other expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) other expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) acquisition related costs, (g) legal finding, (h) gain on sale of assets and business interruptions recoveries, (i) costs incurred related to new systems implementation and (j) real estate transactions and other related costs. Adjusted EBITDAR consists of net income before (a) other expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) acquisition related costs, (h) legal finding, (i) gain on sale of assets and business interruptions recoveries, (j) costs incurred related to new systems implementation and (k) real estate transactions and other related costs. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of depreciable real estate assets. The company believes that the presentation of EBITDA, adjusted EBITDA, FFO, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, FFO, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.